Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Overview

On February 19, 2026, CDT Equity Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with all of the stockholders (collectively, the “Investors”) of Sarborg Limited, a Cayman Islands Company (“Sarborg”). Pursuant to the Purchase Agreement, the Investors agreed to sell to the Company, and the Company agreed to acquire from the Investors, an aggregate of 1,020 shares of Sarborg, representing 20% of the outstanding share capital of Sarborg.

As consideration for the purchase, the Company has agreed to issue to the investors, in the aggregate: (i) 2,392 shares of the Company’s Common Stock, exercise price of $0.025 per share and (ii) pre-funded warrants to purchase up to 439,915 shares of the Company’s Common Stock. In addition, the Company has agreed to pay Sarborg cash consideration of $8 million, with the cash portion of the consideration deferred until such time as the Company raises no less than $20 million using an at-the-market facility program.

For purposes of this filing, the Purchase Agreement is referred to as the “Investment.”

CDT Equity Inc. is a data-driven pharmaceutical development and digital asset treasury management company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships. The Company has evolved into a broader, more agile platform that leverages artificial intelligence, solid-form chemistry, and efficient asset repositioning to accelerate the development of novel treatments.

The Company’s strategy is centered on unlocking the untapped value of clinical-stage compounds, particularly those deprioritized by larger pharmaceutical companies with strong, supporting Phase I safety data. Through advanced co-crystallization and solid-form technologies developed at our Cambridge facilities, the Company improves drug properties and extends patent life by up to 20 years. In partnership with Sarborg, the Company also applies AI-powered disease mapping to rapidly identify new therapeutic applications for existing compounds.

Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2025 gives effect to the Investment as if it had been completed on January 1, 2025 and combines the consolidated balance sheet of the Company as of December 31, 2025 with the impact of the Investment as of December 31, 2025.

The unaudited pro forma condensed consolidated statement of operations combines the historical results of the Company and Sarborg for the year ended December 31, 2025, and gives effect to the Investment as if it had occurred on January 1, 2025. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2025 combines the consolidated statement of operations of the Company for the year ended December 31, 2025 and the Company’s ownership interest of Sarborg’s statement of operations for the year ended December 31, 2025.

The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the investment in Sarborg.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the:

●	accompanying notes to the unaudited pro forma condensed consolidated financial statements;

●	audited financial statements of the Company as of and for the year ended December 31, 2025 in Form 10-K

●	audited financial statements of Sarborg Limited as of and for the years ended December 31, 2025 and 2024 included in Exhibit 99.1 in Form 8-K/A

CDT EQUITY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2025

(in thousands, except share and per share amounts)

	Historical	Transaction Accounting Adjustments	Note		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$1,509	-			$1,509
Prepaid R&D services- related party	881	-			881
Prepaid R&D services	166	-			166
Prepaid expenses and other current assets	1,823	-			1,823
Total current assets	4,379	-			4,379
Equity method investments	-	122,898	3	(a),3(b)	122,898
Operating lease right-of-use assets, net	142	-			142
Equipment and clinical assets, net	269	-			269
Prepaid expenses and other long-term assets	860	-			860
Total Assets	$5,650	$122,898			$128,548
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,913	-			$1,913
Accrued expenses and other current liabilities	538	8,000	3	(a)	8,538
Accrued litigation liability	9,594	-			9,594
Operating lease liability, current portion	115	-			115
Convertible promissory notes payable	0	-			0
Convertible promissory notes payable at fair value	660	-			660
Total current liabilities	12,820	8,000			20,820
Total Liabilities	$12,820	$8,000			$20,820

Stockholders’ equity (deficit)
Common stock, par value $0.0001; 250,000,000 shares authorized at December 31, 2025, 9,214 shares issued and outstanding at December 31, 2025.	-	-			-
Preferred stock, par value $0.0001; 1,000,000 shares authorized at December 31, 2025; nil shares issued and outstanding at December 31, 2025	-	-			-
Additional paid-in capital	61,171	115,000	3	(a)	176,171
Accumulated deficit	(68,325)	(102)	3	(b)	(68,427)
Accumulated other comprehensive income (loss)	(16)	-			(16)
Total stockholders’ equity (deficit)	(7,170)	114,898			107,728
Total liabilities and stockholders’ equity	$5,650	$122,898			$128,548

CDT EQUITY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

	Historical	Transaction Accounting Adjustments	Note		Pro Forma
Operating expense:
Research and development expenses	$5,054	$-			$5,054
General and administrative expenses	31,703	-			31,703
Total operating costs and expenses	36,757	-			36,757
Operating loss	(36,757)	-			(36,757)
Other income (expenses)	-
Loss on equity method investment	-	(102)	3	(b)	(102)
Other expense, net	(2,176)	-			(2,176)
Interest income	28	-			28
Interest expense, net	(319)	-			(319)
Total other expense, net	(2,467)	(102)			(2,569)
Net loss	$(39,224)	$(102)			$(39,326)
Basic and diluted net loss per share	$(1,177.89)	$(0.23)			$(82.70)
Basic and diluted weighted-average common shares outstanding	33,300	442,213			475,513
Comprehensive loss:
Foreign currency translation adjustment	(430)	-			(430)
Total comprehensive loss	$(39,654)	$(102)			$(39,756)

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma statements of operations and unaudited pro forma balance sheets for the periods presented is based on the financial statements of the Company and Sarborg after giving effect to the Investment and the Company’s ownership interest in Sarborg. These pro forma financial statements present the combined results and financial position as though the Investment had occurred on those dates. The Company and Sarborg’s historical financial statements were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2025 gives effect to the Investment as if it had been completed on January 1, 2025 and combines the consolidated balance sheet of the Company as of December 31, 2025 with the impact of the Investment as of December 31, 2025.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2025 combines the consolidated statement of operations of the Company for the year ended December 31, 2025 and the Company’s 20% ownership interest of Sarborg’s statement of operations for the year ended December 31, 2025.

NOTE 2 – INVESTMENT IN SARBORG LIMITED

As discussed above, on February 19, 2026, the Company entered into a Securities Purchase Agreement with all of the Investors of Sarborg, and the Investors agreed to sell to the Company, and the Company agreed to acquire from the Investors, an aggregate of 1,020 shares of Sarborg, representing approximately 20% of the outstanding common stock of Sarborg.

As consideration for the purchase, the Company has agreed to issue to the investors, in the aggregate: (i) 2,392 shares of the Company’s Common Stock, exercise price of $0.025 per share and (ii) pre-funded warrants to purchase up to 439,915 shares of Common Stock. In addition, the Company has agreed to pay Sarborg cash consideration of $8 million, with the cash portion of the consideration deferred until such time as the Company raises no less than $20 million using an at-the-market facility program.

The Company determined that it has the ability to exercise significant influence over Sarborg through its ownership interest and participation in certain strategic and operating decisions and, accordingly, accounts for this investment under the equity method of accounting in accordance with ASC 323, Investments—Equity Method and Joint Ventures. Significant influence is generally presumed to exist when the Company owns between 20% and 50% of the outstanding voting stock of the investee.

The Company records the investment at its carrying value, including the proportionate share of the investee’s earnings and losses within earnings, and evaluates the investment for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. There has been no impairment of Sarborg identified or recorded.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated financial information:

(a)	The Company recorded $115 million in Additional paid in Capital from shares issued to the investors of Sarborg of the Company’s Common Stock of 2,392, and pre-funded warrants to purchase up to 439,915 shares of the Company’s Common Stock, valued at the closing price on February 18, 2026. In addition, the Company recorded a $8.0 million liability that is payable upon the Company raises $20.0 million using an at-the-market facility program.

(b)	A $0.1 million loss on the investment in Sarborg to reflect the Company’s 20% proportionate share of Sarborg’s net loss for the year ended December 31, 2025.